Exhibit 32
1
Certifications Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002

Solely for

the purposes of

complying with 18

U.S.C. §1350, as

adopted pursuant to

Section 906 of

the Sarbanes-Oxley Act of
2002,

we,

the

undersigned

Chief

Executive

Officer

and

Chief

Financial

Officer

of

Cal-Maine

Foods,

Inc.

(the

“Company”),
hereby

certify,

based

on

our

knowledge,

that

the

Quarterly

Report

on

Form

10-Q

of

the

Company

for

the

quarter

ended
November 30,

2024 (the “Report”)

fully complies

with the

requirements of

Section 13(a)

or 15(d)

of the

Securities Exchange
Act of 1934 and that the information

contained in the Report fairly presents, in all

material respects, the financial condition and
results of operations of the Company.

/s/ Sherman L. Miller
Sherman L. Miller
President and Chief Executive Officer
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: January 7, 2025